Hologic Announces Financial Results for Second Quarter of Fiscal 2017

-- GAAP Diluted EPS of $1.84 Increases 666.7%, Non-GAAP Diluted EPS of $0.50 Increases 6.4% --

-- Revenue of $715.4 Million Grows 3.2%, 3.8% in Constant Currency --

-- Base Business Revenue, Net of Acquisitions and Divestitures, Grows 4.7%, 5.4% in Constant Currency --

-- Divested Blood Screening Business and Acquired Cynosure During Quarter --

MARLBOROUGH, Mass., May 10, 2017 /PRNewswire/ -- Hologic, Inc. (Nasdaq: HOLX) announced today the Company's financial results for the fiscal second quarter ended April 1, 2017. GAAP diluted earnings per share (EPS) of $1.84 increased 666.7% compared to the prior year period as the sale of the blood screening business resulted in a significant gain, while non-GAAP diluted EPS of $0.50 increased 6.4%. Revenue of $715.4 million increased 3.2%, or 3.8% in constant currency terms. Excluding the effects of blood screening and the acquired Cynosure business, base business revenue increased 4.7%, or 5.4% in constant currency terms, while non-GAAP diluted EPS grew 21.6%.

"Hologic posted good financial results in the second quarter, with both revenues and EPS exceeding our guidance," said Steve MacMillan, Hologic's Chairman, President and Chief Executive Officer. "Our base business revenue grew 5.4% on a constant currency basis, led by our molecular diagnostics, surgical and international franchises. And at the same time, it was a transformational quarter from a strategic perspective, as we strengthened our portfolio of businesses for the long-term."

Key financial results for the fiscal second quarter are shown in the table below. Results were affected by the divestiture of blood screening, which included a large, one-time gain on a GAAP basis, and the acquisition of Cynosure. Because both transactions closed in the second quarter, Hologic's financial results contain partial-quarter contributions from both blood screening and Cynosure.

	GAAP			Non-GAAP
	Q2'17	Q2'16	Change Increase (Decrease)	Q2'17	Q2'16	Change Increase (Decrease)
Revenues	$715.4	$693.3	3.2%	$715.4	$693.3	3.2%
Gross Margin	54.3%	55.5%	(120 bps)	63.9%	65.8%	(190 bps)
Operating Expenses	($611.1)	$248.9	N.M.	$223.0	$221.2	0.8%
Operating Margin	139.8%	19.6%	N.M.	32.7%	33.9%	(120 bps)
Net Margin	73.6%	9.9%	N.M.	19.9%	19.6%	30 bps
Diluted EPS	$1.84	$0.24	666.7%	$0.50	$0.47	6.4%

The table below provides Hologic's second-quarter revenue and EPS results without the partial-quarter contributions from blood screening and Cynosure. Blood screening results also are excluded from the prior-year period, yielding percentage changes on an "apples to apples" basis.

	GAAP			Non-GAAP
	Q2'17	Q2'16	Change Increase (Decrease)	Q2'17	Q2'16	Change Increase (Decrease)
Revenues	$715.4	$693.3	3.2%	$715.4	$693.3	3.2%
Less Blood Screening Revenues	($38.3)	($62.2)	(38.4%)	($38.3)	($62.2)	(38.4%)
Less Medical Aesthetics Revenues*	($16.0)	-	-	($16.0)	-	-
Hologic Base Business Revenues	$661.0	$631.1	4.7%	$661.0	$631.1	4.7%
EPS	$1.84	$0.24	666.7%	$0.50	$0.47	6.4%
Less Blood Screening EPS	($1.62)	($0.06)	2,600.0%	($0.04)	($0.10)	(30.0%)
Less Medical Aesthetics EPS	$0.01	-	-	($0.01)	-	-
Hologic Base Business EPS	$0.23	$0.18	27.8%	$0.45	$0.37	21.6%

* Represents revenue recorded by Hologic from March 22, when the Cynosure acquisition closed, through quarter-end.

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude a number of cash and non-cash items as discussed under "Use of Non-GAAP Financial Measures."

Revenue Detail

Revenue growth in the second quarter was led by molecular diagnostics and the GYN Surgical division. As discussed above, blood screening sales declined because Hologic owned the business for only part of the quarter, while medical aesthetics sales were for a partial quarter as well.

$s in millions	Q2'17	Q2'16	Reported Change	Foreign Currency Effect $ %		Constant Currency Change
Cytology & Perinatal	$115.6	$116.1	(0.4%)	$1.3	1.2%	0.8%
Molecular Diagnostics	$142.1	$126.1	12.6%	$0.9	0.7%	13.3%
Blood Screening	$38.3	$62.2	(38.4%)	-	-	(38.4%)
Total Diagnostics	$296.0	$304.4	(2.8%)	$2.2	0.8%	(2.0%)
Breast Imaging	$234.0	$232.3	0.7%	$0.9	0.4%	1.1%
Interventional Breast Solutions	$44.3	$41.5	6.7%	$0.2	0.5%	7.2%
Other	$2.2	$2.0	11.2%	$0.1	3.7%	15.0%
Total Breast Health	$280.5	$275.8	1.7%	$1.2	0.4%	2.1%
Body	$3.6	-	-	-	-	-
Skin	$6.9	-	-	-	-	-
Women's Health/Other	$5.5	-	-	-	-	-
Total Medical Aesthetics	$16.0	-	-	-	-	-
GYN Surgical	$101.1	$90.9	11.2%	$0.6	0.7%	11.9%
Skeletal Health	$21.8	$22.2	(1.6%)	$0.1	0.7%	(0.9%)
Total	$715.4	$693.3	3.2%	$4.1	0.6%	3.8%

Other quarterly revenue highlights:

  U.S. sales of $570.1 million increased 4.1%.  Excluding blood screening and medical aesthetics, U.S. sales also increased 4.1%.
  International sales of $145.3 million decreased (0.1%), but increased 2.8% in constant currency, led by strong growth in molecular diagnostics, GYN Surgical and Breast Health.  Excluding blood screening and medical aesthetics, international sales increased 7.7%, or 11.1% in constant currency.
  GYN Surgical revenue of $101.1 million increased 11.2%, or 11.9% in constant currency.  MyoSure® system sales of $46.4 million increased 31.0%, or 31.7% in constant currency.  NovaSure® sales of $54.7 million decreased (1.0%), or (0.4%) in constant currency.
  Breast Health revenue totaled $280.5 million, an increase of 1.7%, or 2.1% in constant currency.  Revenue in the United States increased 1.5%, driven by increases in service revenue and new product sales that supplemented continued adoption of Hologic's Genius™ 3D Mammography™ systems.
  In Diagnostics:
    Molecular diagnostics sales of $142.1 million increased 12.6%, or 13.3% in constant currency, driven primarily by continued strength across Aptima® women's health products on the fully automated Panther® and Tigris® platforms, both in the United States and internationally.
    Cytology and perinatal sales of $115.6 million decreased (0.4%) on a reported basis, but increased 0.8% in constant currency.
  In Skeletal Health, revenue of $21.8 million decreased (1.6%), or (0.9%) in constant currency.

Segment revenue highlights by geography are shown below:

	U.S. Change	International Change (Reported)	Foreign Currency Effect $ %		International Change (Constant Currency)
	Increase (Decrease)
Diagnostics	2.8%	(19.2%)	$2.2	2.9%	(16.3%)
Diagnostics ex. Blood	5.0%	11.7%	$2.2	4.6%	16.3%
Breast Health	1.5%	2.7%	$1.2	2.4%	5.1%
Medical Aesthetics	-	-	-	-	-
GYN Surgical	12.1%	6.3%	$0.6	4.2%	10.5%
Skeletal Health	(9.9%)	14.6%	$0.1	1.8%	16.4%
Total Revenues	4.1%	(0.1%)	$4.1	2.9%	2.8%
Total Revenues ex. Blood and Medical Aesthetics	4.1%	7.7%	$4.1	3.4%	11.1%

Expense Detail

Gross margin was 54.3% on a GAAP basis, and 63.9% on a non-GAAP basis. GAAP gross margin declined by 120 basis points. Non-GAAP gross margin declined 190 basis points due to a decrease in blood screening sales and an unfavorable product mix in GYN Surgical. These factors were partially offset by strong pricing trends in Breast Health and increased sales of Aptima® women's health assays.

Operating expenses were ($611.1) million on a GAAP basis, primarily due to a one-time gain of $899.7 million on the sale of the blood screening business. Operating expenses were $223.0 million on a non-GAAP basis, an increase of 0.8% that resulted mainly from the inclusion of Cynosure expenses for part of the quarter.

Hologic's effective tax rate was 45.6% on a GAAP basis, and 31.0% on a non-GAAP basis.

Other Key Financial Results

GAAP net income was $526.8 million, an increase of 664.8% (inclusive of the blood screening gain). Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) were $255.9 million, an increase of 0.8%.

Operating cash flow was $83.8 million. Free cash flow, defined as operating cash flow less capital expenditures, was $58.7 million.

Total debt outstanding at the end of the quarter was $3.3 billion, a decrease of ($0.1) billion compared to the prior year period.

The Company ended the quarter with cash and equivalents of $1.1 billion.

The combination of lower net debt and EBITDA growth helped improve Hologic's leverage ratio (net debt over adjusted EBITDA) to 2.1 times in the quarter. The company expects to pay the majority of the taxes on the gain associated with the blood screening sale in the fiscal third quarter. Taking this into account, Hologic's leverage ratio would have been approximately 2.7 times for the quarter.

Strong profit growth and lower debt have continued to improve Hologic's adjusted return on invested capital (ROIC). On a trailing 12 months basis, adjusted ROIC of 13.2% improved 150 basis points compared to the prior year period.

Financial Guidance for Fiscal 2017

"We are updating our 2017 financial guidance based on our good second-quarter results and the completion of our Cynosure acquisition," said Bob McMahon, the Company's chief financial officer. "Underlying our forecast, we continue to expect solid, mid-single-digit growth in our ongoing, base business."

Hologic's financial guidance is based on a full year non-GAAP tax rate of approximately 31%, and diluted shares outstanding of between 287 and 289 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2017 as in fiscal 2016. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2017.

Hologic's financial guidance for fiscal 2017 is shown in the two tables immediately below. As a reminder, the Company's current guidance includes partial-year contributions from both the divested blood screening business and the acquired Cynosure business.

GAAP
	Revenue		EPS
	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Current Guidance for Fiscal 2017	7.7% to 8.7%	$3,050 to $3,080 million	110.3% to 113.8%	$2.44 to $2.48
Previous Guidance for Fiscal 2017	(1.7%) to (0.3%)	$2,785 to $2,825 million	135.3% to 138.8%	$2.73 to $2.77

Non-GAAP
	Revenue			EPS
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $
Current Guidance for Fiscal 2017	8.4% to 9.5%	7.7% to 8.7%	$3,050 to $3,080 million	2.3% to 4.4%	1.0% to 3.1%	$1.98 to $2.02
Previous Guidance for Fiscal 2017	(0.7%) to 0.7%	(1.7%) to (0.3%)	$2,785 to $2,825 million	(1.5%) to 0.6%	(3.1%) to (1.0%)	$1.90 to $1.94

Hologic's financial guidance for the third quarter of fiscal 2017 is shown in the two tables immediately below. As a reminder, the Company's current guidance includes a reduced contribution from the blood screening business associated with raw material and instrument supply, versus a full-quarter contribution from blood screening in the prior year period. In contrast, the current guidance includes a full-quarter contribution from Cynosure, versus none in the prior year period.

GAAP
	Revenue		EPS
	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Current Guidance for the Third Quarter of Fiscal 2017	10.1% to 12.2%	$790 to $805 million	(26.7%) to (20.0%)	$0.22 to $0.24

Non-GAAP
	Revenue			EPS
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $
Current Guidance for the Third Quarter of Fiscal 2017	11.2% to 13.3%	10.1% to 12.2%	$790 to $805 million	(4.1%) to (0.2%)	(5.9%) to (2.0%)	$0.48 to $0.50

To assist with "apples to apples" analyses of Hologic's ongoing, base business, the historical contributions of blood screening to Hologic's quarterly revenues and EPS are shown below:

	GAAP
	2016					2017
	Q1	Q2	Q3	Q4	Total	Q1	Q2
Revenue	$60.7	$62.2	$55.9	$56.6	$235.4	$65.2	$38.3
EPS	$0.06	$0.06	$0.05	$0.05	$0.22	$0.06	$1.62

	Non-GAAP
	2016					2017
	Q1	Q2	Q3	Q4	Total	Q1	Q2
Revenue	$60.7	$62.2	$55.9	$56.6	$235.4	$65.2	$38.3
EPS	$0.10	$0.10	$0.09	$0.09	$0.37	$0.10	$0.04

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP income from operations; non-GAAP operating margin; non-GAAP interest expense; non-GAAP pre-tax income; non-GAAP net margin; non-GAAP net income; non-GAAP diluted EPS; adjusted EBITDA and return on invested capital. Constant currency presentations show reported period operating results as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill and intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) additional expense resulting from the purchase accounting adjustment to record inventory at fair value (iv) non-cash interest expense related to amortization of the debt discount from the equity conversion option of the convertible notes; (v) restructuring and divestiture charges, facility closure and consolidation charges and costs incurred to integrate acquisitions and separate divested businesses from existing operations; (vi) transaction related expenses for divestitures and acquisitions; (vii) debt extinguishment losses and related transaction costs; (viii) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (ix) litigation settlement charges (benefits) and non-income tax related charges; (x) other-than-temporary impairment losses on investments and realized (gains) losses resulting from the sale of investments; (xi) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results as detailed in our reconciliations of such adjustments; and (xii) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release.

Conference Call and Webcast

Hologic's management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the second quarter of fiscal 2017. Approximately 10 minutes before the call, dial 888-427-9376 (U.S. and Canada) or 719-457-2640 (international) and enter access code 7964777. A replay will be available starting two hours after the call ends through June 2, 2017 at 888-203-1112 (U.S. and Canada) or 719-457-0820 (international), access code 7964777, Pin 9876. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems for breast and skeletal health, GYN surgical products, and medical aesthetic systems. With a broad range of market-leading technologies and a robust research and development program, Hologic is dedicated to The Science of Sure. For more information on Hologic, visit www.hologic.com.

Hologic, Genius 3D Mammography, Aptima, ThinPrep, MyoSure, NovaSure, Panther, Tigris, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company's international activities and businesses; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Six Months Ended
	April 1, 2017	March 26, 2016	April 1, 2017	March 26, 2016

Revenues:
Product	$594.8	$583.0	$1,208.1	$1,170.2
Service and other	120.6	110.3	241.7	218.2
Total revenues	715.4	693.3	1,449.8	1,388.4

Cost of revenues:
Product	200.6	182.0	398.8	370.1
Amortization of intangible assets	65.2	70.8	138.7	144.3
Service and other	60.9	55.5	118.8	109.9

Gross profit	388.7	385.0	793.5	764.1

Operating expenses:
Research and development	55.4	59.1	109.8	110.8
Selling and marketing	103.4	100.8	213.3	200.3
General and administrative	117.4	62.4	187.3	139.5
Amortization of intangible assets	10.8	22.8	32.2	45.4
Gain on sale of business	(899.7)	—	(899.7)	—
Restructuring and divestiture charges	1.6	3.8	4.8	6.0
Total operating expenses	(611.1)	248.9	(352.3)	502.0

Income from operations	999.8	136.1	1,145.8	262.1
Interest income	1.9	0.2	2.2	0.4
Interest expense	(37.5)	(39.1)	(77.9)	(78.3)
Debt extinguishment loss	—	(4.5)	—	(4.5)
Other income (expense), net	3.4	(0.8)	13.6	26.9

Income before income taxes	967.6	91.9	1,083.7	206.6
Provision for income taxes	440.8	23.0	470.4	52.8

Net income	$526.8	$68.9	$613.3	$153.8

Net income per common share:
Basic	$1.88	$0.24	$2.19	$0.54
Diluted	$1.84	$0.24	$2.15	$0.53

Weighted average number of shares outstanding:
Basic	280,215	282,474	279,439	282,725
Diluted	286,010	287,857	285,117	289,914

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	April 1, 2017	September 24, 2016
ASSETS

Current assets:
Cash and cash equivalents	$1,134.6	$548.4
Short-term marketable securities	5.2	—
Accounts receivable, net	456.7	447.0
Inventories	384.0	274.7
Other current assets	71.3	56.5
Total current assets	2,051.8	1,326.6

Property, plant and equipment, net	482.7	460.2
Goodwill and intangible assets	6,079.2	5,446.5
Other assets	92.9	83.7
Total assets	$8,706.6	$7,317.0

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$1,049.4	$296.0
Accounts payable and accrued liabilities	1,167.9	444.5
Deferred revenue	158.1	161.4
Total current liabilities	2,375.4	901.9

Long-term debt, net of current portion	2,233.8	3,049.4
Deferred income taxes	1,099.3	982.6
Other long-term liabilities	201.0	240.4
Total stockholders' equity	2,797.1	2,142.7
Total liabilities and stockholders' equity	$8,706.6	$7,317.0

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Six Months Ended
	April 1, 2017	March 26, 2016	(a)
OPERATING ACTIVITIES
Net income	$613.3	$153.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	39.5	40.2
Amortization	170.9	189.7
Non-cash interest expense	26.9	26.1
Stock-based compensation expense	39.0	30.6
Deferred income taxes	(262.6)	(64.7)
Net gains on sale of marketable securities	(3.6)	(25.1)
Fair value write-up of inventory sold	2.4	—
Debt extinguishment loss	—	4.5
Gain on disposal of business	(899.7)	—
Other adjustments and non-cash items	(2.3)	1.0
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	28.0	(7.0)
Inventories	(29.0)	(2.3)
Prepaid income taxes	0.4	3.4
Prepaid expenses and other assets	(4.0)	(15.0)
Accounts payable	0.5	1.6
Accrued expenses and other liabilities	551.9	(2.1)
Deferred revenue	(18.2)	(12.4)
Net cash provided by operating activities	253.4	322.3
INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	(1,471.4)	—
Proceeds from sale of business	1,865.0	—
Purchase of property and equipment	(24.5)	(19.4)
Increase in equipment under customer usage agreements	(25.3)	(22.3)
Proceeds from sale of marketable securities	81.8	31.1
Purchases of insurance contracts	—	(5.2)
Sales of mutual funds	—	5.2
Purchase of intellectual property	—	(4.0)
(Increase) decrease in other assets	(1.8)	0.1
Net cash provided by (used in) investing activities	423.8	(14.5)
FINANCING ACTIVITIES
Repayment of long-term debt	(37.5)	(37.5)
Repayment of amounts borrowed under accounts receivable securitization program	(44.0)	—
Proceeds from accounts receivable securitization agreement	8.0	—
Payments to extinguish convertible notes	(21.0)	(311.5)
Proceeds from amounts borrowed under revolving credit line	—	50.0
Repayment of amounts borrowed under revolving credit line	—	(50.0)
Repurchase of common stock	—	(135.9)
Net proceeds from issuance of common stock pursuant to employee stock plans	26.6	19.0
Payment of minimum tax withholdings on net share settlements of equity awards	(17.6)	(15.6)
Net cash used in financing activities	(85.5)	(481.5)
Effect of exchange rate changes on cash and cash equivalents	(5.5)	(1.3)
Net increase (decrease) in cash and cash equivalents	586.2	(175.0)
Cash and cash equivalents, beginning of period	548.4	491.3
Cash and cash equivalents, end of period	$1,134.6	$316.3

(a) The statement of cash flows from the prior period has been recasted to reflect the adoption of ASU 2016-09 as the Company has retrospectively adopted the presentation requirement of the excess tax benefit related to equity awards.  As a result, cash provided by operating activities increased $7.9 million with a corresponding increase in cash used in financing activities.

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share and margin percentages)

	Three Months Ended		Six Months Ended
	April 1, 2017	March 26, 2016	April 1, 2017	March 26, 2016

Gross Profit:
GAAP gross profit	$388.7	$385.0	$793.5	$764.1
Adjustments:
Amortization of intangible assets (1)	65.2	70.8	138.7	144.3
Incremental depreciation expense (2)	0.2	0.5	0.5	1.0
Integration/consolidation costs (3)	0.6	—	0.7	—
Fair value write-up of acquired inventory (11)	2.4	—	2.4
Non-GAAP gross profit	$457.1	$456.3	$935.8	$909.4

Gross Margin Percentage:
GAAP gross margin percentage	54.3%	55.5%	54.7%	55.0%
Impact of adjustments above	9.6%	10.3%	9.8%	10.5%
Non-GAAP gross margin percentage	63.9%	65.8%	64.5%	65.5%

Operating Expenses:
GAAP operating expenses	$(611.1)	$248.9	$(352.3)	$502.0
Adjustments:
Amortization of intangible assets (1)	(10.8)	(22.8)	(32.2)	(45.4)
Incremental depreciation expense (2)	(0.4)	(0.9)	(0.9)	(1.8)
Transaction expenses (4)	(19.4)	—	(22.0)	—
Non-income tax charge (12)	(28.8)	—	(28.8)	—
Integration/consolidation costs (3)	(4.6)	(0.2)	(4.6)	(0.4)
Restructuring and divestiture charges (3)	(1.6)	(3.8)	(4.8)	(6.0)
Gain on sale of business (10)	899.7	—	899.7	—
Other (5)	—	—	—	(6.0)
Non-GAAP operating expenses	$223.0	$221.2	$454.1	$442.4

Operating Margin:
GAAP income from operations	999.8	136.1	1,145.8	262.1
Adjustments to gross profit as detailed above	68.4	71.3	142.4	145.3
Adjustments to operating expenses as detailed above	(834.1)	27.7	(806.4)	59.6
Non-GAAP income from operations	$234.1	$235.1	$481.8	$467.0

Operating Margin Percentage:
GAAP income from operations margin percentage	139.8%	19.6%	79.0%	18.9%
Impact of adjustments above	(107.1)%	14.3%	(45.8)%	14.7%
Non-GAAP operating margin percentage	32.7%	33.9%	33.2%	33.6%

Interest Expense:
GAAP interest expense	$37.5	$39.1	77.9	78.3
Adjustments:
Non-cash interest expense relating to convertible notes (5)	(4.9)	(5.8)	(10.1)	(12.2)
Non-GAAP interest expense	$32.6	$33.3	$67.8	$66.1

Pre-Tax Income:
GAAP pre-tax earnings	$967.6	$91.9	1,083.7	206.6
Adjustments to pre-tax earnings as detailed above	(760.8)	104.8	(653.9)	217.1
Debt extinguishment loss (7)	—	4.5	—	4.5
Net gains on sale of available-for-sale marketable securities (8)	(3.8)	—	(3.7)	(25.1)
Unrealized gains on forward foreign currency contracts (9)	3.9	0.7	(4.5)	(0.3)
Non-GAAP pre-tax Income	$206.9	$201.9	421.6	402.8

Net income:
GAAP net income	$526.8	$68.9	$613.3	$153.8
Adjustments:
Amortization of intangible assets (1)	76.0	93.6	170.9	189.7
Fair value write-up of acquired inventory (11)	2.4	—	2.4	—
Non-cash interest expense relating to convertible notes (5)	4.9	5.8	10.1	12.2
Restructuring, divestiture and integration/consolidation costs (3)	6.8	4.0	10.1	6.4
Non-income tax charge (12)	28.8	—	28.8	—
Transaction expenses (4)	19.4	—	22.0	—
Incremental depreciation expenses (2)	0.6	1.4	1.4	2.8
Debt extinguishment loss (7)	—	4.5	—	4.5
Gain on sale of available-for-sale marketable securities (8)	(3.8)	—	(3.7)	(25.1)
Unrealized losses (gains) on forward foreign currency contracts (9)	3.9	0.7	(4.5)	(0.3)
Gain on sale of business (10)	(899.7)	—	(899.7)	—
Other charges (5)	—	—	—	6.0
Income tax effect of reconciling items (13)	376.6	(43.2)	339.7	(79.2)
Non-GAAP net income	$142.7	$135.7	$290.8	$270.8

Net Income Percentage:
GAAP net income percentage	73.6%	9.9%	42.3%	11.1%
Impact of adjustments above	(53.7)%	9.7%	(22.2)%	8.4%
Non-GAAP net income percentage	19.9%	19.6%	20.1%	19.5%

Earnings per share:
GAAP earnings per share - Diluted	$1.84	$0.24	$2.15	$0.53
Adjustment to net earnings (as detailed above)	(1.34)	0.23	(1.13)	0.40
Non-GAAP earnings per share – diluted (14)	$0.50	$0.47	$1.02	$0.93

Adjusted EBITDA:
Non-GAAP net income	$142.7	$135.7	$290.8	$270.8
Interest expense, net, not adjusted above	30.7	33.1	65.6	65.7
Provision for income taxes	64.1	66.1	130.6	131.9
Depreciation expense, not adjusted above	18.4	18.9	38.0	37.4
Adjusted EBITDA	$255.9	$253.8	$525.0	$505.8

Explanatory Notes to Reconciliations:

(1) To reflect non-cash expenses attributable to the amortization of intangible assets.

(2) To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and consolidation.

(3) To reflect restructuring and divestiture charges and certain costs associated with the Company's integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and expenses incurred to separate the divested blood screening business from the molecular diagnostics operations. These costs do not include those incurred to provide transition services to Grifols.

(4) To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(5) To reflect the net impact from miscellaneous transactions during the period, including legal settlements.

(6) To reflect certain non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company's convertible notes.

(7) To reflect losses for the repurchases of $90.0 million of the 2010 Convertible Notes and $136.6 million of the 2012 Convertible Notes, and related cash transaction costs for the three and six months ended March 26, 2016.

(8) To reflect net realized gains on the sale of available-for-sale marketable securities.

(9) To reflect non-cash unrealized gains and losses on the market-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.

(10) To reflect the gain realized on the sale of the Blood Screening business to Grifols.

(11) To reflect the fair value step up of inventory sold during the period related to the acquisition of Cynosure.

(12) To reflect non-income tax charges recorded in the second quarter of fiscal 2017 as the Company determined during the second quarter that a loss became probable associated with a non-income tax issue currently under audit.

(13) To reflect an estimated annual effective tax rate of 31.00% and 32.75% for fiscal 2017 and 2016.

(14) Non-GAAP earnings per share was calculated based on 286,010 and 287,857 weighted average diluted shares outstanding for the three and six months ended April 1, 2017 and 285,117 and 289,914 for the three and six months ended March 26, 2016.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending July 1, 2017		Year Ending September 30,2017
	Low	High	Low	High
GAAP Net Income Per Share	$0.22	$0.24	$2.44	$2.48
Amortization of Intangible Assets	$0.33	$0.33	$1.26	$1.26
Amortization of Debt Discount	$0.02	$0.02	$0.07	$0.07
Restructuring and Other Charges / (Benefit)	($0.01)	($0.01)	$0.21	$0.21
Cynosure Inventory FV Adjustments	$0.07	$0.07	$0.14	$0.14
Gain from Sale of Blood Screening	$-	$-	$(3.12)	$(3.12)
Tax Impact of Exclusions	($0.15)	($0.15)	$0.98	$0.98
Non-GAAP Net Income Per Share	$0.48	$0.50	$1.98	$2.02

Trailing Twelve Months ended April 1, 2017
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	$581.6
Non-GAAP provision for income taxes	260.0
Non-GAAP interest expense	134.7
Non-GAAP other income	(10.1)
Adjusted net operating profit before tax	$966.2
Non-GAAP average effective tax rate (1)	30.89%
Adjusted net operating profit after tax	$667.7

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	$3,344.4
Less: Average cash, cash equivalents and restricted cash	(725.4)
Average net debt	$2,619.0
Average stockholders' equity (3)	$2,452.9
Average net debt plus average stockholders' equity	$5,071.9

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders' equity above)	13.2%

(1)  ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended June 25, 2016 was 30.55%, the three months ended September 24, 2016 was 31.03% and the three and six months ended April 1, 2017 was 31.00%.

(2) Calculated using the average of the balances as of April 1, 2017 and March 26, 2016.
(3) Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014.

As of
April 1, 2017
Leverage Ratio:

Total principal debt	$3,332.0
Total cash	(1,134.6)
Net principal debt, as adjusted	$2,197.4
EBITDA for the last four quarters	$1,051.4
Leverage Ratio	2.1

Other Supplemental Information:
	Three Months Ended		Six Months Ended
	April 1, 2017	March 26, 2016	April 1, 2017	March 26, 2016

Geographic Revenues
U.S.	79.7%	79.0%	78.9%	78.7%
Europe	9.7%	10.4%	10.1%	10.2%
Asia-Pacific	6.5%	7.4%	7.4%	7.6%
All Others	4.1%	3.2%	3.6%	3.5%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Revenue Composition
	Q2'17

Disposables	60.7%
Capital Equipment	22.3%
Service & Other	17.0%
Total Revenues	100.0%